UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 19, 2010
(February 15, 2010)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b), (c) and (d)  Certain Matters Relating to Officers and Directors

As previously reported, Jeffry E. Sterba, Chairman and Chief Executive Officer of PNM Resources, Inc. (“PNMR” or the “Company”), announced on December 8, 2009 that he will retire effective March 1, 2010, as PNMR’s Chief Executive Officer, a position he has held since June 6, 2000. At the request of the PNMR Board of Directors, Mr. Sterba will continue to serve as its Chairman and is anticipated to provide support on strategic and public policy issues to the Company.  Mr. Sterba will also continue to serve as the chairman of the First Choice Power board of managers, and as a PNMR representative on the board of Optim Energy, LLC and its chairman.  In recognition of these services, the Board approved an annual retainer with Mr. Sterba in the amount of $250,000.  This amount will be reduced if and when Mr. Sterba’s service on the First Choice Power and Optim Energy boards ends and the support on the strategic and public policy issues is reduced to what would be generally expected of an outside board chairman.  Other compensation matters relating to Mr. Sterba are discussed below.

At its December 8, 2009 meeting, the PNMR Board identified Patricia Collawn, age 51, to become the new Chief Executive Officer (“CEO”) and a member of PNMR's Board upon Mr. Sterba's retirement, with formal Board action being expected at its February meeting.  On February 16, 2010, the Board formally named Ms. Collawn to be the CEO of PNMR effective March 1, 2010.  The compensation arrangements approved by the Board for Ms. Collawn are discussed below.  The Board also elected Ms. Collawn to be a member of the PNMR Board effective March 1 and designated her to be a nominee for election as a director at the 2010 Annual Meeting.  Ms. Collawn will not serve on any of the PNMR Board committees.  She is a current member of the Board of CTS Corporation.

Ms. Collawn joined PNMR in June 2007 as utilities president, overseeing operations for PNMR’s wholly-owned utility subsidiaries, Public Service Company of New Mexico and Texas-New Mexico Power Company.  In August 2008, she was named PNMR’s President and Chief Operating Officer.

Prior to joining PNMR, beginning in October 2005, Ms. Collawn served as the President and Chief Executive Officer of Public Service Company of Colorado, a utility subsidiary of Xcel Energy, Inc. Ms. Collawn had responsibility for Colorado operations for 1.2 million gas customers and for 1.3 million electric customers. Xcel Energy is based in Minneapolis, Minnesota and is a major U.S. electric and gas company.

Ms. Collawn joined New Century Energies (Xcel Energy’s predecessor company) in 1999 as Vice President of Marketing. Upon New Century Energies’ merger with Xcel Energy, in August 2000, Ms. Collawn became Vice President of Marketing and Sales. As of March 2001, Ms. Collawn then served as President of Retail Services. Ms. Collawn served as Xcel Energy’s President, Customer and Field Operations, from July 2003 to October 2005.

At the PNMR Board meeting on February 16, 2010, Mr. Robert M. Price, a Board member since 1992, formally notified the Board that he would not be standing for reelection and would retire effective as of May 18, 2010, the date of the 2010 Annual Meeting.

5.02(e)  Compensatory Arrangements of Certain Officers

2009 Officer Incentive Plan Awards

PNMR  reported the adoption of the 2009 Officer Incentive Plan (“2009 OIP”) in a Current Report on Form 8-K filed February 20, 2009.  2009 OIP awards were calculated as a percentage of 2009 base salaries, with the percentage dependent upon achieving specific individual and business unit performance measures at threshold, target or maximum levels.  On February 15, 2010, the Board Governance and Human Resources Committee (“BGHR Committee”) approved the annual cash incentive awards to be paid to the named executive officers under the 2009 OIP, after review and approval of the Company’s financial performance, which was achieved at the maximum level, and the results of individual and business unit measure achievement according to the previously disclosed plan description.

2009 Long Term Incentive Plan Awards

PNMR reported the adoption of its new long term incentive compensation program in its 2009 proxy statement and Current Report on Form 8-K filed May 26, 2009.  2009 performance cash and performance restricted stock awards were earned at the maximum level of performance of the 2009 adjusted cash earnings performance measure according to the previously disclosed plan description.

Approval of 2010 NEO Base Salaries and Adoption of 2010 Officer Incentive Plan

The BGHR Committee increased the base salaries of some named executive officers for the first time in three years.  The base salary for Mr. Sterba, while employed by the Company, remained at $785,000.  The base salary for Ms. Collawn, who will become the CEO effective March 1, 2010, is to be $575,000.  The base salary for Charles N. Eldred, Executive Vice President and Chief Financial Officer, remained at $400,000.  The base salary of Alice A. Cobb, Senior Vice President and Chief Administrative Officer, will be increased to $300,000, effective April 3, 2010.

On February 15, 2010, the BGHR Committee approved the 2010 Officer Incentive Plan (“2010 OIP”) for officers, including executive officers, that will be effective from January 1, 2010 through December 31. 2010, and upon the BGHR Committee’s recommendation, on February 16, 2010, the independent directors approved the plan terms for Mr. Sterba and Ms. Collawn.  Short-term cash awards under the 2010 OIP may be made through March 15, 2011 to reward achievement in 2010 of specific financial and corporate goals, and business group performance measures.

The award opportunities under the 2010 OIP are designed to approximate 90% of the average market competitive annual cash incentive award payable for comparable positions at similarly situated companies, effectively returning opportunities to near market, based on current competitive benchmarks.

Eligibility

All Company officers are eligible to participate in the 2010 OIP with the exception of the President and Vice Presidents of First Choice Power, who will participate in the First Choice Power Incentive Plan.  For purposes of the 2010 OIP, officer means any employee of the Company with the title of Chief Executive Officer, President, Executive Vice President, Senior Vice President or Vice President.

Summary of Significant Terms

Awards are earned under the 2010 OIP based on corporate and business area performance against established goals.  However, in order to ensure the awards can be funded by the Company’s earnings, no awards will be made unless the Company achieves certain threshold corporate earnings per share (“EPS”) targets, adjusted for certain items to ensure the award payments are based on the underlying growth of the core business (“Incentive EPS”).  The Incentive EPS levels are established solely for measuring performance under the 2010 OIP and have no effect on, and are not necessarily identical to, any earnings guidance that may be announced by the Company.

Awards are payable at threshold, target and maximum levels for the named executive officers based upon a percentage of their respective 2010 base salaries.  The 2010 OIP award opportunities for named executive officers are calculated as follows:

1.	The Board determines the overall award pool available under the 2010 OIP depending on the Incentive EPS level achieved at the end of the plan year.

2.	(a) At the end of 2010:

(i)	The Incentive EPS achievement determines the calculated available pool.
(ii)
The BGHR Committee determines whether the corporate goals were met at the threshold, target or maximum levels to determine the level of payout (threshold, target or maximum) which will determine the award opportunity of each executive officer. Corporate Goals will consist of Incentive EPS, Funds From Operations (“FFO”)/Debt, Safety, and Customer Satisfaction measures.

(iii)	The named executive officer would receive the lesser of the pool amount or the award opportunity.

(b)	The 2010 OIP award opportunities (as a percentage of base salary) for named executive officers are as follows:

Name of Executive Officer	Bonus Range	Goal Summary
Jeffry E. Sterba, Chairman and Chief Executive Officer	TBD(1)
Patricia K. Collawn, Chief Executive Officer (Effective March 1, 2010) (2)	28% - 140%	o Incentive EPS o FFO/Debt o Safety o Customer Satisfaction
Charles N. Eldred, Executive Vice President and Chief Financial Officer	20% - 100%	o Incentive EPS o FFO/Debt o Safety o Customer Satisfaction
A1ice A. Cobb, Senior Vice President and Chief Administrative Officer	20% - 100%	o Incentive EPS o FFO/Debt o Safety o Customer Satisfaction
Patrick T. Ortiz, Esq., Senior Vice President, General Counsel and Secretary	N/A(3)

(1)  Award to be determined at a future meeting of the Board.
(2)  Bonus range before cash flow modifier for January 1 to February 28, 2010, was 16% to 80%, with a maximum bonus opportunity of 104%.
(3) No award will be made for 2010 due to December 31, 2009 retirement.

Additional Compensation Matters

On February 15, 2010, the BGHR Committee approved a Service Recognition award to Patrick T. Ortiz, former Senior Vice President, General Counsel and Secretary, in the amount of $110,000.  This payment was in recognition of his service.

On February 15, 2010, the BGHR Committee recommended a Special Contribution award to Mr. Sterba in the amount of $750,000 to be deposited into his PNM Resources, Inc. After-Tax Retirement Plan.  This payment was in recognition of his service of more than 32 years.  On February 16, 2010 the Board approved the recommendation by the BGHR Committee.

On February 15, 2010, the BGHR Committee recommended a base salary increase for Ms. Collawn, who will become Chief Executive Officer, as disclosed above, and the OIP opportunity disclosed in the above table.  The BGHR Committee also recommended a stock option grant of 20,000 options, effective March

1, 2010, to Ms. Collawn, to recognize her new role as CEO.  On February 16, 2010, the Board approved the recommendations by the BGHR Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: February 19, 2010	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)